UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 7, 2012

CALIBRUS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53548	86-0970023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 W. Washington Street, Suite 213, Tempe AZ  85281
(Address of principal executive offices) (Zip Code)

(602) 778-7516
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement

Asset Purchase Agreement

On September 7, 2012, Calibrus Hosted Business Solutions, LLC, an Arizona limited liability company (“Buyer”) notified Calibrus, Inc. (the "Company") that it was terminating the previously announced Asset Purchase Agreement, dated as of June 15, 2012 (the “Asset Purchase Agreement”), between Buyer and the Company under which Buyer had agreed to purchase substantially all of the assets of the Company’s hosted business solutions business segment (the “TPV Business”) for $3,000,000 in cash (the "Proposed Transaction").  The closing date (the “Closing Date”) of the Proposed Transaction had been scheduled to be on or before August 31, 2012, but in any event no later than September 7, 2012.  Prior to such date, the Company had notified the Buyer that it had satisfied all of the required conditions to close the Proposed Transaction under the Asset Purchase Agreement.  The Buyer disagreed with the Company's position and breached the Asset Purchase Agreement by refusing to close the Proposed Transaction.

The Company had previously agreed to sell its TPV business in order to provide funding for Fanatic Fans, its location-based social medial/social networking application for smart phones. Management is considering other alternatives in relation to its operation of both the TPV business and Fanatic Fans.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 13, 2012

Calibrus, Inc.

By:	/s/ Greg Holmes
Name: Greg Holmes
Title: President